EXHIBIT (h.2)

                   Amendment to Accounting Services Agreement

                                AMENDMENT TO THE
                          ACCOUNTING SERVICES AGREEMENT
                                       FOR
                              DATASTATION SERVICES


         THIS AMENDMENT, dated as of October 1, 2000 is made to the Accounting Services Agreement[s] (the "Agreement[s]") dated April 1, 1996 between each of the Companies executing this Amendment (hereafter individually and collectively referred to as the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. (n/k/a PFPC Inc.) ("PFPC").

                                    Recitals

         WHEREAS, in addition to the services described in the Agreement, the Company desires that PFPC provide the Company's service providers with Internet access to certain fund portfolio data using PFPC DataStation ("DataStation"), all in accordance with the terms of this Amendment; and

         WHEREAS, the Company and PFPC desire to amend the Agreement to provide for such services and corresponding fees.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PFPC and the Company, intending to be legally bound hereby, agree as follows.

1.       Amendments to Agreement.

         (a) All references to "First Data Investor Services Group, Inc." and "FDISG" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

         (b) The Agreement is hereby amended to add a Section 3(g), which shall read in full as follows:

                  "(g) PFPC DATASTATION ACCESS SERVICES. PFPC shall provide to the Company the DataStation Internet access services as set forth on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time. Persons who are Company "Authorized Persons" to access DataStation are set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

         (c) Exhibit A and Exhibit B are hereby added to the Agreement to read in full as set forth in such Exhibits to this Amendment.

2.       Miscellaneous.

         (a) Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby


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


ratified and confirmed. In the event of a conflict between the terms hereof and the Agreement, as to the Internet services, this Amendment shall control.

         (b) This Amendment, together with its Exhibits, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior communications with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

PFPC INC.                                    SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services Group)

By: Stephen M. Wynne                         By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Executive Vice President              Title: Vice President
       --------------------------                   ----------------------------


SIT MID CAP GROWTH FUND, INC.                SIT MONEY MARKET FUND, INC.

By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


SIT MUTUAL FUNDS, INC.                       SIT MUTUAL FUNDS II, INC.

By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


SIT U.S. GOVERNMENT SECURITIES
FUND, INC.

By: /s/ Paul E. Rasmussen
    -----------------------------

Title: Vice President
       --------------------------

                                    EXHIBIT A

                           DATASTATION ACCESS SERVICES


THIS EXHIBIT A, dated as of October 1, 2000, is Exhibit A to the Accounting Services Agreement[s] dated April 1, 1996, as amended to date (the "Agreement") between each of the Companies executing this Exhibit A (hereafter individually and collectively referred to as the "Company") and PFPC Inc. ("PFPC"). This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement as of the date hereof.

1. PFPC SERVICES

         (a) Provide Internet access to PFPC DataStation ("DataStation") at www.pfpcdatastation.com (the "Site") for Fund portfolio data otherwise supplied by PFPC to Company service providers via other electronic and manual methods (the "Services"). Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances, and (iii) net asset value-related data (NAV and net asset, distribution and yield detail).

         (b) Supply each of the Authorized Persons specified on Exhibit B as permissible users of Datastation (the "Users") with a logon ID and Password;

         (c) Provide to Users access to the information listed in (a) above using standard inquiry tools and reports. Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth below and will be negotiated and billed separately.

         (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

         (e) Monitor the telephone lines involved in providing the Services and inform the Company promptly of any malfunctions or service interruptions.

2. DUTIES OF THE COMPANY AND THE USERS

         (a)      The Company shall:

                  (i) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

                  (ii) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

         (b) The Company acknowledges that it and the Users are prohibited from using any Data in any way not authorized by PFPC. The Company further acknowledges that it and the Users are prohibited from


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


         using any Data for purposes of updating a security master. The Company agrees that PFPC's suppliers of Data are third-party beneficiaries to this express prohibition and that any such Data supplier may bring suit on its own behalf to enforce this express prohibition.

3.       STANDARD OF CARE; LIMITATIONS OF LIABILITY

         (a) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit A, PFPC shall be liable for direct damages incurred by the Company and which arise out of PFPC's failure to perform its duties and obligations described in this Exhibit A to the extent such damages constitute willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Exhibit A.

         (b) The Company acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Company agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care above.

         (c) Without limiting the generality of the foregoing or any other provisions of this Exhibit A or the Agreement, PFPC shall not be liable for delays or failures to perform any of the Services or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

4. FEES FOR DATASTATION SERVICES.

As consideration for the performance by PFPC of the Services, the Company will pay the fees set forth below and any additional fees set forth in a separate fee letter or work order as agreed between the parties from time to time:

         NUMBER OF PORTFOLIOS                    MONTHLY FEE
         --------------------                    -----------
                 1 - 2                  $250
                 3 - 5                  $250 + $85 perportfolio over 2
                 6 - 10                 $505 + $65 per portfolio over 5
                11 - 15                 $830 + $50 per portfolio over 10
                16 - 20                 $1,080 + $35 per portfolio over 15
                over 20                 $1,250 + $30 per portfolio over 20

5. DURATION, TERMINATION AND CHANGES TO TERMS.

         (a) PFPC shall have the right at any time to review and propose changes to the terms and fees described in this Amendment. Such changes will become effective and bind the parties hereto after sixty (60) days from the date PFPC notifies the Company of such changes, unless the Company terminates this Amendment pursuant hereto or the parties agree otherwise at such time.

         (b) Either party may terminate this Amendment upon sixty (60) days prior written notice to the other. Any outstanding fees must be paid before this Amendment terminates.


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


6. MISCELLANEOUS. In the event of a conflict between specific terms of this Exhibit A and the Agreement, this Exhibit A shall control as to the Internet Services.


PFPC INC.                                    SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services Group)

By: /s/ Stephen M. Wynne                     By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Executive Vice President              Title: Vice President
       --------------------------                   ----------------------------


SIT MID CAP GROWTH FUND, INC.                SIT MONEY MARKET FUND, INC.

By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


SIT MUTUAL FUNDS, INC.                       SIT MUTUAL FUNDS II, INC.

By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


SIT U.S. GOVERNMENT SECURITIES
FUND, INC.

By: /s/ Paul E. Rasmussen
    -----------------------------

Title: Vice President
       --------------------------

                                    EXHIBIT B

                         DATASTATION AUTHORIZED PERSONS

THIS EXHIBIT B, dated as of October 1, 2000 is Exhibit B to the Accounting Services Agreement[s] dated April 1, 1996, as amended to date (the "Agreement") between each of the Companies executing this Exhibit B (hereafter individually and collectively referred to as the "Company") and PFPC Inc. ("PFPC"). This Exhibit B shall supersede all previous forms of Exhibit B to the Agreement as of the date hereof.


The following individuals shall be Company Authorized Persons to access PFPC
DataStation:

NAME                         COMPANY OR FIRM              SIGNATURE
----                         ---------------              ---------

Matt Wiebke                  Sit Investment               /s/ Matt Wiebke
----------------------       ----------------------       ----------------------

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PFPC INC.                                    SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services Group)

By: /s/ Stephen M. Wynne                     By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Executive Vice President              Title: Vice President
       --------------------------                   ----------------------------


SIT MID CAP GROWTH FUND, INC.                SIT MONEY MARKET FUND, INC.


By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


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


SIT MUTUAL FUNDS, INC.                       SIT MUTUAL FUNDS II, INC.

By: /s/ Paul E. Rasmussen                    By: /s/ Paul E. Rasmussen
    -----------------------------                -------------------------------

Title: Vice President                        Title: Vice President
       --------------------------                   ----------------------------


SIT U.S. GOVERNMENT SECURITIES
FUND, INC.

By: /s/ Paul E. Rasmussen
    -----------------------------

Title: Vice President
       --------------------------


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